Exhibit 99.1

On2 Technologies Announces Upcoming Audit Committee Meeting to Consider Results of Certain
Customer Contracts Entered Into During 2007
May 20th, 2008

On2 Technologies, Inc. (AMEX: ONT) today announced that the Audit Committee of the Board of Directors of the Company is planning to meet late this week to consider the results of its review of transactions arising from certain customer contracts entered into during 2007 for which On2 Technologies had previously recognized revenues. As previously disclosed, the Audit Committee engaged special counsel to assist in this review. The review may result in a determination by the Audit Committee to restate previously reported financial results for one or more quarters during 2007, and may result in revenue previously recognized in 2007 being recognized during the first quarter of 2008. The Company anticipates releasing preliminary financial results arising from any such restatement(s) for the affected 2007 quarter(s), preliminary financial results for the year ended December 31, 2007, and preliminary financial results for the quarter ended March 31, 2008 following completion of the Audit Committee’s review by Tuesday, May 27, 2008. The Company anticipates that it will file any Form 10-Q/A’s for the affected 2007 quarters, its Form 10-K for the year ended December 31, 2007, and its Form 10-Q for the quarter ended March 31, 2008, as promptly as practicable thereafter.

The Company further announced that it received today a letter from the American Stock Exchange (“AMEX”) stating that, due to the Company’s failure to file its 2008 first quarter Form 10-Q in a timely manner, the Company is not in compliance with Section 134 and 1101 of the Amex Company Guide and continued listing standards. The Company has submitted a plan of compliance to AMEX demonstrating the Company’s ability to regain compliance by no later than June 30, 2008. AMEX accepted the plan for compliance on April 30, 2008, and has informed the Company that it will not have to submit an additional plan of compliance in connection with the most recent letter from the AMEX.

About On2
On2 creates advanced video compression technologies for desktop and wireless. Powering the video in many of today’s leading web and mobile applications and devices. On2’s customers include: Nokia, Infineon, Mediatek, Sony, Facebook, Brightcove, Move Networks, Adobe and Skype. On2 Technologies is headquartered in Tarrytown, NY USA. For more information please visit www.on2.com.

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Forward-Looking and Cautionary Statements
Except for the historical information contained herein, statements contained in this release, including statements as to the Audit Committee’s “planning” and that the Company “anticipates” the timing of a release or filing, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Our forward-looking statements are subject to risks and uncertainties. These forward-looking statements that could cause actual results to differ materially, include, among others, delays in On2’s preliminary release of financial results beyond May 27, 2008, the determination to restate any previously reported financial statements, delays in the completion of restated, annual and quarterly financial statements and the filings of quarterly reports on Forms 10-Q/A, the annual report on Form 10-K for the year ended December 31, 2007 and the quarterly report on Form 10-Q for the quarter ended March 31, 2008, unanticipated changes in On2’s result of operations which could result in changes to its consolidated results of operations for 2007 as compared to 2006, the identification and review of any additional issues by the Company’s Audit Committee, its independent counsel or our outside auditor, and certain other factors described in the Company’s filings with the Securities and Exchange Commission. Many of these factors are beyond our ability to predict or control. In addition, as a result of these and other factors, our past financial performance should not be relied on as an indication of future performance. The Company does not assume any obligation to update any forward-looking statements or other information contained in this press release.